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Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN THE ABSENCE OF SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE TRANSFERRED (OTHER THAN TO AN AFFILIATE OR MEMBER OF THE HOLDER HEREOF FOR NO CONSIDERATION) UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

No. W-1                                                           April 7, 2009


                               WARRANT TO PURCHASE
                             SHARES OF CAPITAL STOCK
                                       OF

                            IVIVI TECHNOLOGIES, INC.

         This Warrant (the "WARRANT") is to certify that Emigrant Capital Corp., a Delaware corporation, or its registered assigns (the "WARRANTHOLDER") is entitled at any time during the Applicable Exercise Period to purchase, at the Applicable Exercise Price per share (as modified pursuant to SECTION 4 or 5, as applicable, through the date of exercise), up to the number of shares of Applicable Stock of Ivivi Technologies Inc., a New Jersey corporation (the "COMPANY") determined by dividing the Aggregate Exercise Price divided by the Applicable Exercise Price. Unless earlier exercised in full and subject to the conditions set forth herein, this Warrant shall expire at 5:00 P.M., New York time, on the Applicable Expiration Date.

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. The following terms shall have the meanings ascribed thereto in this SECTION 1:

                  1.1 "ADDITIONAL SHARES OF COMMON STOCK" shall mean:

                           (a) as used in SECTION 4.7, all shares of Common
                  Stock issued (or deemed to be issued pursuant to SECTION 4.7) by the Company after the Qualified Financing Initial Exercise Date, other than Permitted Securities; and

                           (b) as used in SECTION 5.7, all shares of Common
                  Stock issued (or deemed to be issued pursuant to SECTION 5.7) by the Company after the Closing Date, other than Permitted Securities.




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                  1.2 "AGGREGATE EXERCISE PRICE" shall mean $2,500,000;
         PROVIDED, HOWEVER, that in the event that the Company shall have exercised its right to extend the Maturity Date pursuant to the proviso to the definition of "Maturity Date" set forth in the Note, the "Aggregate Exercise Price" shall mean $3,000,000; PROVIDED, FURTHER, that, at any time following the occurrence and during the continuation of a default by the Warrantholder in its obligations to fund any Loan required to be funded by the Warrantholder to the Company on any Advance Date pursuant to the terms of the Loan Agreement, the "Aggregate Exercise Price" shall mean the aggregate principal amount of all Loans actually funded by the Warrantholder to the Company pursuant to the Loan Agreement (without giving effect to any repayment of such Loans by the Company).

                  1.3 "APPLICABLE EXERCISE PERIOD" shall mean the Qualified Financing Exercise Period or Common Stock Exercise Period, as applicable.

                  1.4 "APPLICABLE EXERCISE PRICE" shall mean:

                           (a) with respect to any shares of Qualified Financing
                  Conversion Stock that are issuable upon exercise of this Warrant under SECTION 2.1 during the Qualified Financing Exercise Period, the Qualified Financing Exercise Price; and

                           (b) with respect to any shares of Common Stock that
                  are issuable upon exercise of this Warrant during the Common Stock Exercise Period under SECTION 2.2, the Common Stock Exercise Price.

                  1.5 "APPLICABLE EXPIRATION DATE" shall mean:

                           (a) with respect to the right of the Warrantholder to
                  exercise this Warrant for shares of Qualified Financing Conversion Stock under SECTION 2.1, the Qualified Financing Expiration Date; and

                           (b) with respect to the right of the Warrantholder to
                  exercise this Warrant for shares of Common Stock under SECTION 2.2, the Common Stock Expiration Date.

                  1.6 "APPLICABLE STOCK" shall mean Qualified Financing Conversion Stock or Common Stock, as applicable.

                  1.7 "COMMON STOCK EQUIVALENTS" shall mean any stock or security convertible into or exchangeable for Common Stock and any right, warrant or option to acquire Common Stock or any such convertible or exchangeable security.

                  1.8 "COMMON STOCK EXERCISE PERIOD" shall mean, in the event that the Company does not consummate a Qualified Financing prior to the occurrence of the Maturity Date, the period commencing on the Common Stock Initial Exercise Date through and including the Common Stock Expiration Date.


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                  1.9 "COMMON STOCK EXERCISE PRICE" shall mean, as of any date of determination, the Initial Common Stock Exercise Price as adjusted pursuant to SECTION 5 through such date of determination.

                  1.10 "COMMON STOCK EXPIRATION DATE" shall mean July 1, 2014.

                  1.11 "COMMON STOCK INITIAL EXERCISE DATE" shall mean, solely in the event that the Company does not consummate a Qualified Financing prior to the occurrence of the Maturity Date, the Maturity Date.

                  1.12 "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible or exercisable into or exchangeable for Common Stock, but excluding Options.

                  1.13 "EQUITY FINANCING" shall mean any issuance and sale for cash of Common Stock or Common Stock Equivalents by the Company occurring after the date hereof.

                  1.14 "FAIR MARKET VALUE" shall mean, with respect to any Applicable Stock as of any date of determination, (i) at any time that shares of such Applicable Stock are publicly traded on a national securities exchange or are listed in a national securities market, the closing price of shares of such Applicable Stock on the trading day immediately prior to such date of determination, and (ii) at any other time, the fair market value of shares of such Applicable Stock as determined in good faith by the Board of Directors of the Company.

                  1.15 "INITIAL COMMON STOCK EXERCISE PRICE" shall mean an amount equal to $0.23 per share of Common Stock.

                  1.16 "INITIAL QUALIFIED FINANCING EXERCISE PRICE" shall mean with respect to any series or class of Qualified Financing Conversion Stock, the lowest purchase price per share of such Qualified Financing Conversion Stock actually paid by the purchasers thereof in the applicable Qualified Financing.

                  1.17 "LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of April 7, 2009, between the Company and the Warrantholder.

                  1.18 "MATURITY DATE" shall have the meaning ascribed to such term in the Note.

                  1.19 "NOTE" shall mean the Convertible Promissory Note, dated April 7, 2009, made by the Company in favor of the Warrantholder.

                  1.20 "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  1.21 "PERMITTED SECURITIES" shall mean (i) this Warrant and the Note issued pursuant to the Loan Agreeiment, (ii) the Qualified Financing Conversion Stock issued in connection with the Qualified Financing, (iii) the shares of Qualified Financing Conversion Stock or


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         Common Stock issuable upon the exercise of this Warrant or the conversion of the Note, (iv) shares of Common Stock issued upon exercise of Options or Convertible Securities outstanding as of the Closing Date, and (v) shares of Common Stock and Convertible Securities and Options issued after the Closing Date pursuant to the Ivivi Technologies, Inc. 2009 Equity Incentive Plan; PROVIDED that the aggregate number of shares of Common Stock (calculated on an as converted into Common Stock basis) that qualify as "Permitted Securities" pursuant to this CLAUSE (V) that are at any one time outstanding shall not exceed 3,750,000 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock).

                  1.22 "QUALIFIED FINANCING" shall mean the first Equity Financing (or substantially concurrent Equity Financings) occurring after the Closing Date which results in gross proceeds to the Company in an amount at least equal to $5 million (which, for the avoidance of doubt, shall not include any proceeds arising from the conversion of the Note); PROVIDED, THAT, in order for any such issuance and sale to constitute a "Qualified Financing," the Company must receive gross proceeds from such issuance and sale of at least $3.5 million from one or more Unaffiliated Persons.

                  1.23 "QUALIFIED FINANCING CONVERSION STOCK" shall mean, with respect to a Qualified Financing, the identical class and series of capital stock of the Company issued and sold in such Qualified Financing.

                  1.24 "QUALIFIED FINANCING EXERCISE PERIOD" shall mean, in the event that the Company consummates a Qualified Financing at any time prior to or following the occurrence of the Maturity Date, the period commencing on the Qualified Financing Initial Exercise Date through and including the Qualified Financing Expiration Date.

                  1.25 "QUALIFIED FINANCING EXERCISE PRICE" shall mean, as of any date of determination, the Initial Qualified Financing Exercise Price as adjusted pursuant to SECTION 4 through such date of determination.

                  1.26 "QUALIFIED FINANCING EXPIRATION DATE" shall mean the fifth anniversary of the Qualified Financing Initial Exercise Date.

                  1.27 "QUALIFIED FINANCING INITIAL EXERCISE DATE" shall mean the closing date of the first Qualified Financing occurring after the Closing Date.

                  1.28 "SALE EVENT" shall mean (i) the consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction or one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation), (ii) any issuance, sale or transfer (or related issuances, sales or transfers) of shares of capital stock of the Company by the Company or any holder of such shares which results in the holders of capital stock of the Company immediately prior to such issuance, sale or transfer ceasing to continue to hold at least 51% by

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         voting power of the capital stock of the Company following such issuance, sale or transfer), (iii) the sale, lease, abandonment, transfer or other disposition by the Company of all or substantially all its assets or (iv) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Notwithstanding the provisions of CLAUSE (II) of this definition, in no event shall a Qualified Financing be deemed to constitute a Sale Event.

                  1.29 "UNAFFILIATED PERSON" shall mean any Person who is not any of (i) a holder of capital stock of the Company as of the Closing Date, (ii) an Affiliate of the Company as of the Closing Date or (iii) an Affiliate of any of the Persons identified in CLAUSE (I) or (II) above; PROVIDED, THAT, notwithstanding the foregoing, the Warrantholder shall be deemed an Unaffiliated Person.

         2. EXERCISE OF WARRANT.

                  2.1 During the Qualified Financing Exercise Period, this Warrant shall be exercisable by the Warrantholder, at the Qualified Financing Exercise Price per share of Qualified Financing Conversion Stock issuable hereunder, for up to such number of shares of Qualified Financing Conversion Stock as is equal to the Aggregate Exercise Price divided by the Qualified Financing Exercise Price as of such date of exercise, payable in cash by wire transfer of immediately available funds or by certified or official bank check. In lieu of payment of the Qualified Financing Exercise Price as provided above, the Warrantholder may elect a cashless net exercise. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Qualified Financing Conversion Stock specified less the number of shares of Qualified Financing Conversion Stock with an aggregate Fair Market Value as of the business day on which the Warrantholder surrenders this Warrant to the Company equal to the aggregate Qualified Financing Exercise Price that would have been payable upon such exercise absent election of the cashless net exercise alternative. Upon surrender of this Warrant with the appropriate attached Subscription Form duly completed and executed, together with any required payment of the Qualified Financing Exercise Price for the shares of the Qualified Financing Conversion Stock being purchased, at the Company's principal executive offices, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of the Qualified Financing Conversion Stock so purchased. In the event that any approvals of the stockholders of the Company are required by the Nasdaq Marketplace Rules in connection with the consummation by the Company of any Qualified Financing (including with respect to the issuance of any shares of Qualified Financing Conversion Stock that may become issuable upon exercise of this Warrant), the Company shall obtain all such required stockholder approvals in order to permit the issuance in full of all shares of Qualified Financing Conversion Stock that may become issuable upon exercise of this Warrant.

                  2.2 During the Common Stock Exercise Period, this Warrant shall be exercisable by the Warrantholder, at the Common Stock Exercise Price per share of Common Stock issuable hereunder, for up to such

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         number of shares of Common Stock as is equal to the Aggregate Exercise
         Price divided by the Common Stock Exercise Price as of such date of exercise, payable in cash by wire transfer of immediately available funds or by certified or official bank check. In lieu of payment of the Common Stock Exercise Price as provided above, the Warrantholder may elect a cashless net exercise. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified less the number of shares of Common Stock with an aggregate Fair Market Value as of the business day on which the Warrantholder surrenders this Warrant to the Company equal to the aggregate Common Stock Exercise Price that would have been payable upon such exercise absent election of the cashless net exercise alternative. Upon surrender of this Warrant with the appropriate attached Subscription Form duly completed and executed, together with any required payment of the Common Stock Exercise Price for the shares of the Common Stock being purchased, at the Company's principal executive offices, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of the Common Stock so purchased.

                  2.3 For the avoidance of doubt, in the event that the Warrantholder shall elect to exercise this Warrant at any time that comprises a portion of both the Qualified Financing Exercise Period and the Common Stock Exercise Period, the Warrantholder shall have the right to elect whether this Warrant is being exercised under either
         SECTION 2.1 or 2.2 and shall set forth such election on the Subscription Form delivered by the Warrantholder in connection with such exercise.

                  2.4 The purchase rights represented by this Warrant are exercisable at the option of the Warrantholder, in whole or in part, at any time and from time to time during the Applicable Exercise Period.

                  2.5 In the case of an exercise of this Warrant for the purchase of less than all the shares of the Applicable Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall, as soon as practicable, execute and deliver to the Warrantholder a new Warrant to the Warrantholder of like tenor for the balance of this Warrant not so exercised.

                  2.6 Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any other transaction or event, such exercise may, at the election of the Warrantholder, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event and the satisfaction by the Warrantholder of all the conditions to such exercise set forth herein.

         3. ISSUANCE OF STOCK CERTIFICATES.

                  3.1 The issuance of certificates for shares of Applicable Stock upon the exercise of this Warrant shall be made as soon as practicable thereafter or in any event within five (5) Business Days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this

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SECTION 3) be issued in the name of, or in such names as may be directed by, the
Warrantholder on the Subscription Form; provided, HOWEVER, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant or of shares of Applicable Stock upon the exercise of this Warrant; PROVIDED, FURTHER, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrantholder.

                  3.2 All shares of Applicable Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall not be required upon exercise of this Warrant to issue any fractional shares. In lieu of any fractional shares to which the Warrantholder would otherwise be entitled, the Company shall, at its option, either (i) pay cash equal to such fraction multiplied by the Fair Market Value per share of the Applicable Stock or (ii) round up to the next whole share of Common Stock.

                  3.3 Notwithstanding anything contained herein to the contrary, if the Warrantholder directs the Company to deliver a certificate for the Applicable Stock in a name other than that of the Warrantholder (or any of its Affiliates or members to which such Applicable Stock is assigned for no consideration), it shall deliver to the Company upon exercise of this Warrant an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Applicable Stock in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended, and all applicable state securities laws. Each Person in whose name any such certificate for shares of Applicable Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Applicable Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         4. ADJUSTMENT OF QUALIFIED FINANCING EXERCISE PRICE.

                  4.1 STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time during the Qualified Financing Exercise Period effect a subdivision (by any stock split, stock dividend or otherwise) of the outstanding shares of Qualified Financing Conversion Stock, the Qualified Financing Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time on or after the Qualified Financing Initial Exercise Date combine the outstanding shares of the Qualified Financing Conversion Stock, the Qualified Financing Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.


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                  4.2 QUALIFIED FINANCING CONVERSION STOCK DIVIDENDS. In the
         event the Company at any time or from time to time during the Qualified Financing Exercise Period shall make or issue, or fix a record date for the determination of holders of Qualified Financing Conversion Stock entitled to receive, a dividend or other distribution payable in additional shares of Qualified Financing Conversion Stock, then and in each such event the Qualified Financing Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Qualified Financing Exercise Price then in effect by a fraction:

                           (a) the numerator of which shall be the total number
                  of shares of Qualified Financing Conversion Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (b) the denominator of which shall be the total
                  number of shares of Qualified Financing Conversion Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Qualified Financing Conversion Stock issuable in payment of such dividend or distribution.

                  4.3 OTHER STOCK DIVIDENDS. In the event the Company at any time or from time to time during the Qualified Financing Exercise Period shall make or issue, or fix a record date for the determination of holders of any Qualified Financing Conversion Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of such Qualified Financing Conversion Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon any exercise of this Warrant into shares of such Qualified Financing Conversion Stock, in addition to the number of shares of such Qualified Financing Conversion Stock receivable thereupon, the amount of securities of the Company that they would have received had this Warrant been exercised for such shares of Qualified Financing Conversion Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this SECTION 4.

                  4.4 REORGANIZATION, RECLASSIFICATION, ETC. If, at any time or from time to time during the Qualified Financing Exercise Period, any class or series of Qualified Financing Conversion Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall, in addition to the other exercise rights set forth herein, have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of such class or series of Qualified Financing Conversion Stock into which this Warrant might have been exercised

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         immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  4.5 MERGER OR CONSOLIDATION. In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, at any time or from time to time during the Qualified Financing Exercise Period, this Warrant shall thereafter be exercisable (or shall be converted into a security which shall be so exercisable) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Qualified Financing Conversion Stock into which this Warrant is then exercisable would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this SECTION 4 set forth with respect to the rights and interest thereafter of the Warrantholder, to the extent that the provisions set forth in this SECTION 4 (including provisions with respect to changes in and other adjustments of the Qualified Financing Conversion Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  4.6 EXTRAORDINARY TRANSACTIONS. In case at any time or from time to time during the Qualified Financing Exercise Period (i) the Company shall declare any dividend upon any class or series of Qualified Financing Conversion Stock payable in cash or stock or make any other distribution to the holders of any class or series of Qualified Financing Conversion Stock, (ii) the Company shall offer for subscription pro rata to the holders of any class or series of Qualified Financing Conversion Stock any additional shares of stock of any class or other rights, (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or (iv) or a Sale Event shall occur; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by facsimile, addressed to the Warrantholder, (A) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, or Sale Event and (B) in the case of any such reorganization, reclassification or Sale Event, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing CLAUSE (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of such class or series of Qualified Financing Conversion Stock shall be entitled thereto and such notice in accordance with the foregoing CLAUSE (B) shall also specify the date or projected date on which the holders of such class or series of Qualified Financing Conversion Stock shall be entitled to exchange their shares of such class or series of Qualified Financing Conversion Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  4.7 ADJUSTMENTS TO QUALIFIED FINANCING EXERCISE PRICE FOR CERTAIN DILUTIVE ISSUANCES IN THE EVENT THAT THE QUALIFIED FINANCING CONVERSION STOCK IS COMMON STOCK. The provisions of this SECTION 4.7, and the adjustments to the Qualified Financing Exercise Price provided

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         for in this SECTION 4.7, shall only apply in the instance that the
         Qualified Financing Conversion Stock issued in the Qualified Financing is Common Stock. In the event that the Qualified Financing Conversion Stock issued in the Qualified Financing is not Common Stock, then the provisions of this Section 4.7 shall cease to be of effect.

                  (a) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (i) Except for the issuance of Permitted Securities,
                  if the Company at any time or from time to time during the Qualified Financing Exercise Period shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed for purposes of this SECTION 4.7 to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. Notwithstanding the foregoing, except as otherwise provided in CLAUSE (II) below, in the event that an adjustment to the Qualified Financing Exercise Price is made upon the issuance of any such Options or Convertible Securities, then no further adjustment of the Qualified Financing Exercise Price shall be made upon the actual issuance of Common Stock upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) If the terms of any Option or Convertible
                  Security, the issuance of which resulted in an adjustment to the Qualified Financing Exercise Price pursuant to the terms of CLAUSE (B) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Qualified Financing Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Qualified Financing Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this CLAUSE (II) shall have the effect of increasing the Qualified Financing Exercise Price to an amount which exceeds the lower of (x) the Qualified Financing Exercise Price on the original adjustment date, or (y) the Qualified Financing Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (iii) If the terms of any Option or Convertible
                  Security, the issuance of which did not result in an adjustment to the Qualified Financing Exercise Price pursuant to the terms of CLAUSE (B) below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Qualified Financing Exercise Price then in effect, or because such Option or Convertible Security was issued before the Qualified Financing Initial Exercise Date), are revised after the Closing Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                           (iv) Upon the expiration or termination of any
                  unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Qualified Financing Exercise Price pursuant to the terms of CLAUSE (B) below, the Qualified Financing Exercise Price shall be readjusted to such Qualified Financing Exercise Price as would have obtained had such Option or Convertible Security never been issued.

                  (b) ADJUSTMENT OF QUALIFIED FINANCING EXERCISE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall at any time after the Qualified Financing Initial Exercise Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to CLAUSE (A) above), without consideration or for a consideration per share less than the applicable Qualified Financing Exercise Price in effect immediately prior to such issue, then the Qualified Financing Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                                    EP2 = EP1 *  (A + B) / (A + C)

         For purposes of the foregoing formula, the following definitions shall apply:

                  "EP2" shall mean the Qualified Financing Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

                  "EP1" shall mean the Qualified Financing Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                  "A" shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue);

                  "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received or receivable by the Company in respect of such issue by EP1); and

                  "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

                  (c) DETERMINATION OF CONSIDERATION. For purposes of this
         SECTION 4.7, the consideration received or receivable by the Company for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:

                           (i) CASH AND PROPERTY: The consideration per share
                  received or receivable by the Company for the issue of Additional Shares of Common Stock shall:

                                             (1) insofar as it consists of cash,
                                    be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

                                            (2) insofar as it consists of
                                    securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a securities exchange or the Nasdaq Stock Market, then the value shall be computed based on the average of the closing prices of the securities on such securities exchange or Nasdaq Stock Market over the thirty (30) day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing prices over the thirty (30) day ending on the date of receipt by the Company, and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Company, as determined in good faith by the Board of Directors of the Company;

                                            (3) insofar as it consists of
                                    property other than cash or securities, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                                            (4) in the event Additional Shares
                                    of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in CLAUSES (1), (2) and (3) above, as determined in good faith by the Board of Directors of the Company.

                           (ii) OPTIONS AND CONVERTIBLE SECURITIES. The
                  consideration per share received or receivable by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this SECTION 4.7, relating to Options and Convertible Securities, shall be determined by dividing:

                                            (1) the total amount, if any,
                                    received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (2) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (d) MULTIPLE CLOSING DATES. In the event the Company
                  shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Qualified Financing Exercise Price pursuant to the terms of this SECTION 4.7 then, upon the final such issuance, the Qualified Financing Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

                  4.8 CALCULATIONS. No adjustment in the Qualified Financing Exercise Price shall be required unless such adjustment would require upon increase or decrease of a least one-tenth of a cent ($0.001) in such Qualified Financing Exercise Price; PROVIDED, however, that any adjustments which by reason of this SECTION 4.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 4 shall be made to the nearest one-tenth of a cent or the nearest 1/100th of a share, as applicable. The number of shares of Qualified Financing Conversion Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Qualified Financing Conversion Stock.

                  4.9 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Qualified Financing Exercise Price pursuant to this SECTION 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Qualified Financing Exercise Price then in effect, and (iii) the number of shares of Qualified Financing Conversion Stock into which this Warrant is exercisable and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

         5. ADJUSTMENT OF COMMON STOCK EXERCISE PRICE.

                  5.1 STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time on or after the Closing Date effect a subdivision (by any stock split, stock dividend or otherwise) of the outstanding shares of Common Stock, the Common Stock Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time on or after the Closing Date combine the outstanding shares of the Common Stock, the Common Stock Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  5.2 COMMON STOCK DIVIDENDS. In the event the Company at any time or from time to time on or after the Closing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Common Stock Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Common Stock Exercise Price then in effect by a fraction:

                           (a) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (b) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  5.3 OTHER STOCK DIVIDENDS. In the event the Company at any time or from time to time on or after the Closing Date shall make or issue, or fix a record date for the determination of holders of any Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of such Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon any exercise of this Warrant into shares of such Common Stock, in addition to the number of shares of such Common Stock receivable thereupon, the amount of securities of the Company that they would have received had this Warrant been exercised for such shares of Common Stock on the date of such event (regardless of whether or not this Warrant is then exercisable into shares of Common Stock) and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this
         SECTION 5.

                  5.4 REORGANIZATION, RECLASSIFICATION, ETC. If, at any time or from time to time on or after the Closing Date, any Common Stock issuable upon exercise of this Warrant (regardless of whether or not this Warrant is then exercisable into shares of Common Stock) shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall, in addition to the other exercise rights set forth herein, have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of such Common Stock into which this Warrant might have been exercised immediately prior to such reorganization, reclassification, or change (regardless of whether or not this Warrant is then exercisable into shares of Common Stock), all subject to further adjustment as provided herein.

                  5.5 MERGER OR CONSOLIDATION. In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, at any time or from time to time on or after the Closing Date, this Warrant shall thereafter be exercisable (or shall be converted into a security which shall be so exercisable) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which this Warrant is exercisable (regardless of whether or not this Warrant is then exercisable into shares of Common Stock) would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this
         SECTION 5 set forth with respect to the rights and interest thereafter of the Warrantholder, to the extent that the provisions set forth in this SECTION 5 (including provisions with respect to changes in and other adjustments of the Common Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  5.6 EXTRAORDINARY TRANSACTIONS. In case at any time or from time to time on or after the Common Stock Initial Exercise Date (i) the Company shall declare any dividend upon any Common Stock payable in cash or stock or make any other distribution to the holders of any Common Stock, (ii) the Company shall offer for subscription pro rata to the holders of any Common Stock any additional shares of stock of any class or other rights, (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or (iv) or a Sale Event shall occur; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by facsimile, addressed to the Warrantholder, (A) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, or Sale Event and (B) in the case of any such reorganization, reclassification or Sale Event, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing CLAUSE (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of such Common Stock shall be entitled thereto and such notice in accordance with the foregoing CLAUSE (B) shall also specify the date or projected date on which the holders of such Common Stock shall be entitled to exchange their shares of such Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  5.7 ADJUSTMENTS TO COMMON STOCK EXERCISE PRICE FOR CERTAIN DILUTIVE ISSUANCES.

                           (a) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON
                  STOCK.

                                    (i) Except for the issuance of Permitted
                           Securities, if the Company at any time or from time to time after the Closing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed for purposes of this SECTION 5.7 to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. Notwithstanding the foregoing, except as otherwise provided in CLAUSE (II) below, in the event that an adjustment to the Common Stock Exercise Price is made upon the issuance of any such Options or Convertible Securities, then no further adjustment of the Common Stock Exercise Price shall be made upon the actual issuance of Common Stock upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

                                    (ii) If the terms of any Option or
                           Convertible Security, the issuance of which resulted in an adjustment to the Common Stock Exercise Price pursuant to the terms of CLAUSE (B) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Common Stock Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Common Stock Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this CLAUSE (ii) shall have the effect of increasing the Common Stock Exercise Price to an amount which exceeds the lower of (x) the Common Stock Exercise Price on the original adjustment date, or (y) the Common Stock Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (iii) If the terms of any Option or
                           Convertible Security, the issuance of which did not result in an adjustment to the Common Stock Exercise Price pursuant to the terms of CLAUSE (B) below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Common Stock Exercise Price then in effect, or because such Option or Convertible Security was issued before the Closing
                           Date), are revised after the Closing Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                                    (iv) Upon the expiration or termination of
                           any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Common Stock Exercise Price pursuant to the terms of CLAUSE (B) below, the Common

                           Stock Exercise Price shall be readjusted to such Common Stock Exercise Price as would have obtained had such Option or Convertible Security never been issued.

                           (b) ADJUSTMENT OF COMMON STOCK EXERCISE PRICE UPON
                  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall at any time after the Closing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to CLAUSE (A) above), without consideration or for a consideration per share less than the applicable Common Stock Exercise Price in effect immediately prior to such issue, then the Common Stock Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                                    EP2 = EP1 *  (A + B) / (A + C)

         For purposes of the foregoing formula, the following definitions shall apply:

                           "EP2" shall mean the Common Stock Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

                           "EP1" shall mean the Common Stock Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                           "A" shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue);

                           "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received or receivable by the Company in respect of such issue by EP1); and

                           "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

                           (c) DETERMINATION OF CONSIDERATION. For purposes of
                  this SECTION 5.7, the consideration received or receivable by the Company for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (i) CASH AND PROPERTY: The consideration per
                           share received or receivable by the Company for the issue of Additional Shares of Common Stock shall:

                                            (1) insofar as it consists of cash,
                                    be computed at the aggregate amount of cash received or receivable by the Company, excluding amounts paid or payable for accrued interest;

                                            (2) insofar as it consists of
                                    securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a securities exchange or the Nasdaq Stock Market, then the value shall be computed based on the average of the closing prices of the securities on such securities exchange or Nasdaq Stock Market over the thirty (30) day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing prices over the thirty (30) day ending on the date of receipt by the Company, and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Company, as determined in good faith by the Board of Directors of the Company;

                                            (3) insofar as it consists of
                                    property other than cash or securities, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                                            (4) in the event Additional Shares
                                    of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in CLAUSES (1), (2) and (3) above, as determined in good faith by the Board of Directors of the Company.

                                    (ii) OPTIONS AND CONVERTIBLE SECURITIES. The
                           consideration per share received or receivable by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this SECTION 5.7, relating to Options and Convertible Securities, shall be determined by dividing:

                                            (1) the total amount, if any,
                                    received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (2) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (d) MULTIPLE CLOSING DATES. In the event the
                           Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Common Stock Exercise Price pursuant to the terms of this
                           SECTION 5.7 then, upon the final such issuance, the Common Stock Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

         5.8 ACKNOWLEDGEMENT AS TO ADJUSTMENTS. The Company hereby acknowledges that an event requiring an adjustment to the Common Stock Exercise Price pursuant to this SECTION 5 may occur at any time following the Closing Date, regardless of whether or not the Common Stock Initial Exercise Date shall have yet occurred. Accordingly, with respect to any exercise of this Warrant into Common Stock following the occurrence of the Common Stock Initial Exercise Date, the calculation of the applicable Common Stock Exercise Price in respect of such exercise shall be calculated after giving effect to any event requiring an adjustment to the Common Stock Exercise Price pursuant to this SECTION 5 that shall have occurred at any time from and after the Closing Date.

         5.9 CALCULATIONS. No adjustment in the Common Stock Exercise Price shall be required unless such adjustment would require upon increase or decrease of a least one-tenth of a cent ($0.001) in such Common Stock Exercise Price; PROVIDED, however, that any adjustments which by reason of this SECTION 4.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 5 shall be made to the nearest one-tenth of a cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

         5.10 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Common Stock Exercise Price pursuant to this
SECTION 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the

Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Common Stock Exercise Price then in effect, and (iii) the number of shares of Common Stock into which this Warrant is exercisable and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

         6. EXCHANGE, LOSS OF WARRANT.

                  6.1 On surrender for exchange of this Warrant, or any Warrant issued upon subdivision, exercise, or permitted transfer in whole or in part of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the Aggregate Exercise Price called for on the face or faces of the Warrant or Warrants so surrendered.

                  6.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like tenor.

         7. RESERVATION AND AUTHORIZATION OF SHARES.

                  7.1 If the Qualified Financing Initial Exercise Date shall occur, from and after the Qualified Financing Initial Exercise Date, the Company will cause to be reserved and kept available out of its authorized and unissued shares of Qualified Financing Conversion Stock the number of whole shares of such Qualified Financing Conversion Stock sufficient to permit the exercise in full of this Warrant.

                  7.2 If the Common Stock Initial Exercise Date shall occur, from and after the Common Stock Initial Exercise Date, the Company will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock the number of whole shares of such Common Stock sufficient to permit the exercise in full of this Warrant.

                  7.3 The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Applicable Stock issuable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Applicable Stock upon the exercise of this Warrant.


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         8. RIGHTS OF WARRANTHOLDER.

                  8.1 This Warrant shall not entitle the holder thereof to any voting rights or other rights of a stockholder of the Company.

                  8.2 The Company may deem and treat the Person in whose name this Warrant is registered with it as the absolute owner for all purposes whatsoever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant" and all other similar terms used herein shall mean only such Person(s) in whose name(s) this Warrant is properly registered on the Company's books.

         9. NOTICES. All notices or other communications to be given hereunder shall be in writing and sent in accordance with the Loan Agreement.

         10. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and permitted assigns.

         11. HEADINGS. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

         12. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. The Company and the Warrantholder hereby submits to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

         13. REMEDIES. The Company stipulates that the remedies at law of the Warrantholder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. AMENDMENTS. No provision of this Warrant may be changed, modified, waived or released, unless it is in writing and signed by the Company and the Warrantholder. No waiver of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                               [SIGNATURE FOLLOWS]



                                       22

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         IN WITNESS WHEREOF, the Company has executed this Warrant by its duly authorized officer as of the day and year first above written.


                                             IVIVI TECHNOLOGIES, INC.


                                             By: /s/ Alan V. Gallantar
                                             Name: Alan V. Gallantar
                                             Title: CFO



                                       23

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                                SUBSCRIPTION FORM

                      (To Be Executed By The Warrantholder
        In Order to Exercise The Warrant for Payment in Cash or by Check)

         The undersigned, pursuant to [Section 2.1][Section 2.2] of the enclosed Warrant, hereby irrevocably elects to exercise the right to purchase ________ shares of [INSERT APPLICABLE STOCK] of Ivivi Technologies, Inc. covered by such Warrant, and herewith tenders $________ in full payment of the Applicable Exercise Price for such shares.

         The undersigned represents that (i) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, (ii) the undersigned has no present intention of distributing or reselling such shares and (iii) the undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         Please issue a certificate representing said shares in the name of the undersigned and deliver such certificate to the undersigned at the undersigned's address set forth below. Please also issue a new Warrant in equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned and deliver such new Warrant to the undersigned a the undersigned's address set forth below.



                                         By:  __________________________________
                                                          Signature

                                               _________________________________
                                               Name

                                               ________________________________
                                               Address




         Dated: ________________________

                                SUBSCRIPTION FORM

                      (To Be Executed By The Warrantholder
            In Order to Elect a Cashless Net Exercise of The Warrant)

         The undersigned, pursuant to [Section 2.1][Section 2.2] of the enclosed Warrant, hereby irrevocably elects to exercise the right to purchase ________ shares of [INSERT APPLICABLE STOCK] of Ivivi Technologies, Inc. covered by such Warrant (the "Warrant Shares"), and herewith elects to receive that number of Warrant Shares which is equal to the number of shares for which such Warrant is being exercised, less the number of shares with an aggregate Fair Market Value equal to the Applicable Exercise Price.

         The undersigned represents that (i) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, (ii) the undersigned has no present intention of distributing or reselling such shares and (iii) the undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         Please issue a certificate representing said shares in the name of the undersigned and deliver such certificate to the undersigned at the undersigned's address set forth below. Please also issue a new Warrant in equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned and deliver such new Warrant to the undersigned a the undersigned's address set forth below.



                                         By:  __________________________________
                                                          Signature

                                               _________________________________
                                               Name

                                               ________________________________
                                               Address



         Dated: ________________________